Exhibit 99.1

2Q 2025

SUPPLEMENTAL INFORMATION PACKAGE

LOCKHEED MARTIN

COPT DEFENSE PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 6/30/25

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Summary of Development Projects	25
	Development Placed in Service	26
	Summary of Land Owned/Controlled	27

CAPITALIZATION	Capitalization Overview	28
	Summary of Outstanding Debt	29
	Debt Analysis	31
	Consolidated Real Estate Joint Ventures	32
	Unconsolidated Real Estate Joint Ventures	33	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	34
	Definitions	37

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of June 30, 2025, our Defense/IT Portfolio of 198 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.6 million square feet and was 96.8% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Britt A. Snider, EVP + COO		443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Positive | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024.

1	2Q 2025 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Citigroup Global Markets	Seth Bergey	212.816.2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies	Peter Abramowitz	212.336.7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

2	2Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Net income	7	$40,166	$36,228	$36,467	$37,397	$36,407	$76,394	$70,078
NOI from real estate operations	13	$112,412	$107,446	$106,340	$105,526	$105,410	$219,858	$207,067
Same Property NOI	17	$108,665	$104,276	$103,819	$104,044	$104,092	$212,941	$205,204
Same Property cash NOI	18	$102,710	$100,162	$101,629	$100,163	$100,472	$202,872	$194,027
Adjusted EBITDA	11	$104,726	$99,119	$98,628	$99,236	$98,592	$203,845	$194,433
FFO per NAREIT	8	$80,471	$76,028	$76,033	$76,460	$75,346	$156,499	$148,145
Diluted AFFO avail. to common share and unit holders	10	$57,660	$56,045	$47,902	$52,592	$61,435	$113,757	$120,705
Dividend per common share	N/A	$0.305	$0.305	$0.295	$0.295	$0.295	$0.61	$0.59

Per share - diluted
EPS	9	$0.34	$0.31	$0.31	$0.32	$0.31	$0.64	$0.60
FFO - Nareit	9	$0.68	$0.65	$0.64	$0.65	$0.64	$1.33	$1.27
FFO - as adjusted for comparability	9	$0.68	$0.65	$0.65	$0.65	$0.64	$1.33	$1.27

Numerators for diluted per share amounts
Diluted EPS	7	$38,235	$34,597	$35,018	$35,981	$35,022	$72,858	$67,508
Diluted FFO available to common share and unit holders	8	$78,635	$74,393	$74,416	$74,905	$74,280	$153,080	$146,173
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$78,635	$74,393	$74,473	$74,974	$74,360	$153,080	$146,330

3	2Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended					As of and for Six Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
GAAP
Payout ratio
Net income	N/A	87.7%	97.2%	93.0%	90.7%	93.1%	92.2%	96.8%

Capitalization and debt ratios
Total assets	6	$4,286,950	$4,250,311	$4,254,191	$4,234,302	$4,219,338
Total equity	6	$1,545,741	$1,538,291	$1,536,593	$1,532,595	$1,530,506
Debt per balance sheet	6	$2,438,591	$2,412,670	$2,391,755	$2,390,839	$2,389,925
Debt to assets	31	56.9%	56.8%	56.2%	56.5%	56.6%	N/A	N/A
Net income to interest expense ratio	31	1.9x	1.8x	1.8x	1.8x	1.8x	1.8x	1.7x
Debt to net income ratio	31	15.2x	16.6x	16.4x	16.0x	16.4x	N/A	N/A

Non-GAAP
Payout ratios
Diluted FFO	N/A	44.5%	47.0%	45.2%	44.9%	45.3%	45.7%	46.0%
Diluted FFO - as adjusted for comparability	N/A	44.5%	47.0%	45.2%	44.9%	45.3%	45.7%	46.0%
Diluted AFFO	N/A	60.7%	62.4%	70.3%	64.0%	54.8%	61.5%	55.8%

Capitalization and debt ratios
Total Market Capitalization	28	$5,640,563	$5,578,378	$5,968,572	$5,897,659	$5,289,664
Total Equity Market Capitalization	28	$3,181,463	$3,143,822	$3,553,555	$3,482,187	$2,873,744
Net debt	36	$2,489,618	$2,462,248	$2,428,430	$2,432,567	$2,367,180
Net debt to adjusted book	31	40.6%	40.7%	40.4%	40.8%	40.5%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	4.9x	4.7x	4.7x	4.8x	4.7x	4.8x	4.6x
Net debt to in-place adj. EBITDA ratio	31	5.9x	6.1x	6.0x	6.1x	6.0x	N/A	N/A
Net debt adjusted for fully-leased investment properties to in-place adj. EBITDA ratio	31	5.8x	6.0x	5.9x	5.9x	5.9x	N/A	N/A

4	2Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
# of Properties
Total Portfolio	204	204	203	202	201
Consolidated Portfolio	180	180	179	178	177
Defense/IT Portfolio	198	198	197	196	195
Same Property	198	198	198	198	198

% Occupied
Total Portfolio	94.0%	93.6%	93.6%	93.1%	93.6%
Consolidated Portfolio	92.8%	92.3%	92.2%	91.6%	92.2%
Defense/IT Portfolio	95.6%	95.3%	95.4%	94.8%	95.4%
Same Property	94.5%	94.1%	94.4%	93.9%	93.9%

% Leased
Total Portfolio	95.6%	95.1%	95.1%	94.8%	94.9%
Consolidated Portfolio	94.6%	94.0%	94.1%	93.6%	93.8%
Defense/IT Portfolio	96.8%	96.6%	96.7%	96.4%	96.5%
Same Property	95.7%	95.2%	95.7%	95.3%	95.2%

Square Feet (in thousands)
Total Portfolio	24,571	24,548	24,537	24,316	24,135
Consolidated Portfolio	20,276	20,253	20,242	20,021	19,839
Defense/IT Portfolio	22,583	22,560	22,549	22,331	22,150
Same Property	23,857	23,857	23,857	23,857	23,857
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate JVs (see page 33).

5	2Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Assets
Properties, net
Operating properties, net	$3,359,676	$3,343,341	$3,353,477	$3,289,959	$3,257,822
Development and redevelopment in progress, including land (1)	108,710	89,132	67,342	108,077	106,709
Land held (1)	214,170	211,009	209,707	206,652	171,062
Total properties, net	3,682,556	3,643,482	3,630,526	3,604,688	3,535,593
Property - operating lease right-of-use assets	53,271	54,374	55,760	40,523	40,899
Cash and cash equivalents	21,288	24,292	38,284	34,478	100,443
Investment in unconsolidated real estate joint ventures	38,555	38,960	39,360	39,720	40,148
Accounts receivable, net	43,873	45,924	42,234	42,240	46,963
Deferred rent receivable	171,257	165,968	161,438	159,182	156,123
Lease incentives, net	66,478	64,260	64,013	63,034	63,744
Deferred leasing costs, net	73,342	71,468	71,268	71,815	72,156
Investing receivables, net	79,300	78,430	69,680	83,536	84,087
Prepaid expenses and other assets, net	57,030	63,153	81,628	95,086	79,182
Total assets	$4,286,950	$4,250,311	$4,254,191	$4,234,302	$4,219,338
Liabilities and equity
Liabilities
Debt	$2,438,591	$2,412,670	$2,391,755	$2,390,839	$2,389,925
Accounts payable and accrued expenses	106,749	98,039	126,031	134,112	122,202
Rents received in advance and security deposits	37,799	41,624	38,560	33,213	33,485
Dividends and distributions payable	35,214	35,208	33,909	33,915	33,908
Deferred revenue associated with operating leases	39,325	38,915	39,752	37,660	37,199
Property - operating lease liabilities	47,372	48,216	49,240	33,615	33,818
Other liabilities	12,901	13,809	14,377	15,917	15,530
Total liabilities	2,717,951	2,688,481	2,693,624	2,679,271	2,666,067
Redeemable noncontrolling interest	23,258	23,539	23,974	22,436	22,765
Equity
COPT Defense’s shareholders’ equity
Common shares	1,129	1,129	1,127	1,127	1,127
Additional paid-in capital	2,495,422	2,492,454	2,494,369	2,493,340	2,489,931
Cumulative distributions in excess of net income	(999,218)	(1,003,120)	(1,003,401)	(1,005,260)	(1,008,087)
Accumulated other comprehensive income	342	403	988	58	3,614
Total COPT Defense’s shareholders’ equity	1,497,675	1,490,866	1,493,083	1,489,265	1,486,585
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	33,181	32,745	28,935	28,918	29,470
Other consolidated entities	14,885	14,680	14,575	14,412	14,451
Total noncontrolling interests in subsidiaries	48,066	47,425	43,510	43,330	43,921
Total equity	1,545,741	1,538,291	1,536,593	1,532,595	1,530,506
Total liabilities, redeemable noncontrolling interest and equity	$4,286,950	$4,250,311	$4,254,191	$4,234,302	$4,219,338
(1)Refer to pages 25 and 27 for detail.

6	2Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Revenues
Lease revenue	$175,598	$175,308	$169,765	$170,549	$165,619	$350,906	$331,052
Other property revenue	1,859	2,289	1,641	2,014	1,466	4,148	2,696
Construction contract and other service revenues	12,458	10,259	12,027	16,662	20,258	22,717	46,861
Total revenues	189,915	187,856	183,433	189,225	187,343	377,771	380,609
Operating expenses
Property operating expenses	66,915	72,040	66,964	68,881	63,410	138,955	130,156
Depreciation and amortization associated with real estate operations	39,573	39,359	38,821	38,307	38,161	78,932	76,512
Construction contract and other service expenses	11,873	9,705	11,519	16,127	19,612	21,578	45,619
General and administrative expenses	8,202	8,148	8,429	8,157	8,591	16,350	16,969
Leasing expenses	2,613	2,999	2,243	2,341	2,462	5,612	4,649
Business development expenses and land carry costs	1,096	1,009	1,171	918	979	2,105	2,161
Total operating expenses	130,272	133,260	129,147	134,731	133,215	263,532	276,066
Interest expense	(20,938)	(20,504)	(20,391)	(20,376)	(20,617)	(41,442)	(41,384)
Interest and other income, net	1,223	1,568	2,331	3,324	2,884	2,791	7,006
Gain on sales of real estate	—	300	—	—	—	300	—
Income before equity in income of unconsolidated entities and income taxes	39,928	35,960	36,226	37,442	36,395	75,888	70,165
Equity in income of unconsolidated entities	355	371	217	85	26	726	95
Income tax (expense) benefit	(117)	(103)	24	(130)	(14)	(220)	(182)
Net income	40,166	36,228	36,467	37,397	36,407	76,394	70,078
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(846)	(726)	(681)	(711)	(694)	(1,572)	(1,302)
Other consolidated entities	(973)	(762)	(665)	(601)	(599)	(1,735)	(1,053)
Net income attributable to common shareholders	$38,347	$34,740	$35,121	$36,085	$35,114	$73,087	$67,723
Amount allocable to share-based compensation awards	(112)	(143)	(103)	(104)	(92)	(229)	(215)
Numerator for diluted EPS	$38,235	$34,597	$35,018	$35,981	$35,022	$72,858	$67,508

7	2Q 2025 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Net income	$40,166	$36,228	$36,467	$37,397	$36,407	$76,394	$70,078
Real estate-related depreciation and amortization	39,573	39,359	38,821	38,307	38,161	78,932	76,512
Gain on sales of real estate	—	(300)	—	—	—	(300)	—
Depreciation and amortization on unconsolidated real estate JVs (1)	732	741	745	756	778	1,473	1,555
FFO - per Nareit (2)	80,471	76,028	76,033	76,460	75,346	156,499	148,145
FFO allocable to other noncontrolling interests (3)	(1,382)	(1,158)	(1,050)	(985)	(984)	(2,540)	(1,820)
Basic FFO allocable to share-based compensation awards	(550)	(530)	(614)	(617)	(599)	(1,080)	(1,186)
Basic FFO available to common share and common unit holders (2)	78,539	74,340	74,369	74,858	73,763	152,879	145,139
Redeemable noncontrolling interest	—	—	—	—	471	—	940
Diluted FFO adjustments allocable to share-based compensation awards	96	53	47	47	46	201	94
Diluted FFO available to common share and common unit holders - per Nareit (2)	78,635	74,393	74,416	74,905	74,280	153,080	146,173
Executive transition costs	—	—	58	69	81	—	158
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	—	(1)	—	(1)	—	(1)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$78,635	$74,393	$74,473	$74,974	$74,360	$153,080	$146,330

(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 32.

8	2Q 2025 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
EPS Denominator
Weighted average common shares - basic	112,459	112,383	112,347	112,314	112,293	112,421	112,261
Dilutive effect of share-based compensation awards	765	643	711	696	492	744	501
Dilutive exchangeable debt	—	—	664	—	—	—	—
Weighted average common shares - diluted	113,224	113,026	113,722	113,010	112,785	113,165	112,762
Diluted EPS	$0.34	$0.31	$0.31	$0.32	$0.31	$0.64	$0.60

Weighted Average Shares for period ended
Common shares	112,459	112,383	112,347	112,314	112,293	112,421	112,261
Dilutive effect of share-based compensation awards	765	643	711	696	492	744	501
Common units	2,177	2,047	1,664	1,696	1,703	2,113	1,664
Redeemable noncontrolling interest	—	—	—	—	926	—	937
Dilutive exchangeable debt	—	—	664	—	—	—	—
Denominator for diluted FFO per share and as adjusted for comparability	115,401	115,073	115,386	114,706	115,414	115,278	115,363
Weighted average common units	(2,177)	(2,047)	(1,664)	(1,696)	(1,703)	(2,113)	(1,664)
Redeemable noncontrolling interest	—	—	—	—	(926)	—	(937)
Denominator for diluted EPS	113,224	113,026	113,722	113,010	112,785	113,165	112,762
Diluted FFO per share - Nareit (1)	$0.68	$0.65	$0.64	$0.65	$0.64	$1.33	$1.27
Diluted FFO per share - as adjusted for comparability (1)	$0.68	$0.65	$0.65	$0.65	$0.64	$1.33	$1.27
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	2Q 2025 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$78,635	$74,393	$74,473	$74,974	$74,360	$153,080	$146,330
Straight line rent adjustments and lease incentive amortization	(1,836)	(1,699)	2,950	613	3,788	(3,535)	7,261
Amortization of intangibles and other assets included in NOI	64	162	211	211	211	226	333
Share-based compensation, net of amounts capitalized	2,924	2,854	2,617	2,617	2,564	5,778	5,209
Amortization of deferred financing costs	657	667	671	671	681	1,324	1,366
Amortization of net debt discounts, net of amounts capitalized	1,060	1,051	1,041	1,032	1,023	2,111	2,037
Replacement capital expenditures (1)	(23,919)	(21,464)	(34,134)	(27,824)	(21,250)	(45,383)	(42,026)
Other	75	81	73	298	58	156	195
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$57,660	$56,045	$47,902	$52,592	$61,435	$113,757	$120,705

Replacement capital expenditures (1)
Tenant improvements and incentives	$15,293	$13,758	$22,912	$18,772	$15,045	$29,051	$27,821
Building improvements	5,641	1,872	10,942	6,694	5,705	7,513	10,658
Leasing costs	4,929	3,461	2,629	3,013	3,110	8,390	6,700
Net (exclusions from) additions to tenant improvements and incentives	(241)	3,538	(7)	728	(1,040)	3,297	(724)
Excluded building improvements	(1,703)	(201)	(2,342)	(1,383)	(1,570)	(1,904)	(2,388)
Excluded leasing costs	—	(964)	—	—	—	(964)	(41)
Replacement capital expenditures	$23,919	$21,464	$34,134	$27,824	$21,250	$45,383	$42,026
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	2Q 2025 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Net income	$40,166	$36,228	$36,467	$37,397	$36,407	$76,394	$70,078
Interest expense	20,938	20,504	20,391	20,376	20,617	41,442	41,384
Income tax expense (benefit)	117	103	(24)	130	14	220	182
Real estate-related depreciation and amortization	39,573	39,359	38,821	38,307	38,161	78,932	76,512
Other depreciation and amortization	468	542	589	614	564	1,010	1,172
Gain on sales of real estate	—	(300)	—	—	—	(300)	—
Adjustments from unconsolidated real estate JVs	1,515	1,518	1,681	1,759	1,709	3,033	3,380
EBITDAre (1)	102,777	97,954	97,925	98,583	97,472	200,731	192,708
Credit loss expense (recoveries)	1,187	515	(113)	38	436	1,702	458
Business development expenses	741	593	758	557	603	1,334	1,233
Executive transition costs	21	57	58	69	81	78	511
Net gain on other investments	—	—	—	(11)	—	—	(477)
Adjusted EBITDA (1)	104,726	99,119	98,628	99,236	98,592	$203,845	$194,433
Pro forma NOI adjustment for property changes within period	57	786	528	—	—
Change in collectability of deferred rental revenue	20	1,232	1,646	—	27
In-place adjusted EBITDA (1)	$104,803	$101,137	$100,802	$99,236	$98,619
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	2Q 2025 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 6/30/25
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio
Fort Meade/Baltimore Washington (“BW”) Corridor
National Business Park (Annapolis Junction, MD)	34	4,288	98.0%	98.1%
Howard County, MD	36	3,063	90.5%	93.0%
Other	25	1,883	92.9%	93.5%
Total Fort Meade/BW Corridor	95	9,234	94.5%	95.5%
Northern Virginia (“NoVA”) Defense/IT	16	2,501	93.1%	94.1%
Lackland Air Force Base (San Antonio, TX)	9	1,142	100.0%	100.0%
Navy Support	22	1,271	84.0%	91.2%
Redstone Arsenal (Huntsville, AL)	25	2,511	95.8%	98.4%
Data Center Shells
Consolidated Properties	7	1,629	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	198	22,583	95.6%	96.8%
Other	6	1,988	76.2%	81.2%
Total Portfolio	204	24,571	94.0%	95.6%
Consolidated Portfolio	180	20,276	92.8%	94.6%

(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	2Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Consolidated real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$81,337	$84,608	$79,307	$80,757	$78,419	$165,945	$157,255
NoVA Defense/IT	22,018	23,162	21,924	22,083	20,601	45,180	42,027
Lackland Air Force Base	17,475	16,410	18,100	16,879	16,447	33,885	32,858
Navy Support	8,258	7,960	8,094	8,068	8,240	16,218	16,466
Redstone Arsenal	18,977	16,422	17,160	18,332	17,017	35,399	33,825
Data Center Shells-Consolidated	10,644	10,865	10,104	9,029	9,600	21,509	18,057
Total Defense/IT Portfolio	158,709	159,427	154,689	155,148	150,324	318,136	300,488
Other	18,748	18,170	16,717	17,415	16,761	36,918	33,260
Consolidated real estate revenues (1)	$177,457	$177,597	$171,406	$172,563	$167,085	$355,054	$333,748

NOI from real estate operations (2)
Defense/IT Portfolio
Fort Meade/BW Corridor	$54,440	$52,678	$52,236	$52,415	$53,420	$107,118	$103,879
NoVA Defense/IT	13,160	13,073	13,309	12,831	11,671	26,233	23,835
Lackland Air Force Base	8,234	7,411	7,576	7,719	7,650	15,645	15,373
Navy Support	4,402	3,794	4,291	3,984	4,607	8,196	9,207
Redstone Arsenal	12,817	10,128	10,951	11,869	11,296	22,945	22,312
Data Center Shells
Consolidated properties	8,861	9,012	8,568	7,475	7,509	17,873	15,023
COPT Defense’s share of unconsolidated real estate JVs	1,870	1,889	1,898	1,844	1,735	3,759	3,475
Total Defense/IT Portfolio	103,784	97,985	98,829	98,137	97,888	201,769	193,104
Other	8,628	9,461	7,511	7,389	7,522	18,089	13,963
NOI from real estate operations (1)	$112,412	$107,446	$106,340	$105,526	$105,410	$219,858	$207,067
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	2Q 2025 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Cash NOI from real estate operations (1)
Defense/IT Portfolio
Fort Meade/BW Corridor	$51,640	$50,104	$52,096	$50,314	$51,380	$101,744	$98,776
NoVA Defense/IT	12,717	12,263	13,308	13,223	12,452	24,980	25,385
Lackland Air Force Base	8,846	8,086	8,194	8,218	8,124	16,932	16,310
Navy Support	4,215	3,833	4,215	4,000	4,656	8,048	9,159
Redstone Arsenal	10,283	8,723	8,554	9,730	9,034	19,006	15,342
Data Center Shells
Consolidated properties	7,521	7,002	6,783	6,739	6,748	14,523	13,436
COPT Defense’s share of unconsolidated real estate JVs	1,651	1,628	1,611	1,565	1,481	3,279	2,958
Total Defense/IT Portfolio	96,873	91,639	94,761	93,789	93,875	188,512	181,366
Other	8,054	9,586	7,815	7,340	7,506	17,640	13,950
Cash NOI from real estate operations (2)	$104,927	$101,225	$102,576	$101,129	$101,381	$206,152	$195,316
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	2Q 2025 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 6/30/25
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Six Months Ended
Defense/IT Portfolio
Same Property (2)
Consolidated properties	168	17,574	95.3%	96.3%	$605,323	86.3%	$98,564	$191,872
Unconsolidated JV properties	24	4,295	100.0%	100.0%	8,205	1.2%	1,870	3,759
Total Same Property in Defense/IT Portfolio	192	21,869	96.2%	97.0%	613,528	87.5%	100,434	195,631
Properties Placed in Service (4)	4	431	84.4%	93.8%	10,227	1.5%	2,424	4,896
Acquired properties	2	283	67.4%	84.4%	6,845	1.0%	926	1,242
Total Defense/IT Portfolio	198	22,583	95.6%	96.8%	630,600	89.9%	103,784	201,769
Other	6	1,988	76.2%	81.2%	70,489	10.1%	8,628	18,089
Total Portfolio	204	24,571	94.0%	95.6%	$701,089	100.0%	$112,412	$219,858
Consolidated Portfolio	180	20,276	92.8%	94.6%	$692,884	98.8%	$110,542	$216,099
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/24.

15	2Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Six Months Ended
			6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Defense/IT Portfolio
Fort Meade/BW Corridor	94	9,031	95.3%	95.6%	96.0%	95.7%	95.8%	95.5%	95.9%
NoVA Defense/IT	16	2,501	92.5%	92.3%	91.1%	90.7%	88.5%	92.4%	88.2%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	83.4%	82.1%	82.9%	83.1%	85.1%	82.7%	85.1%
Redstone Arsenal	22	2,301	98.3%	97.6%	97.5%	97.4%	96.7%	98.0%	97.1%
Data Center Shells
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,869	96.1%	96.0%	96.1%	95.9%	95.7%	96.0%	95.8%
Other	6	1,988	75.6%	73.3%	72.7%	73.1%	72.5%	74.5%	72.1%
Total Same Property	198	23,857	94.3%	94.1%	94.1%	94.0%	93.8%	94.2%	93.8%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Defense/IT Portfolio
Fort Meade/BW Corridor	94	9,031	95.4%	95.3%	96.7%	95.4%	95.7%
NoVA Defense/IT	16	2,501	93.1%	92.2%	91.7%	90.5%	89.2%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	84.0%	81.6%	82.6%	83.3%	84.5%
Redstone Arsenal	22	2,301	98.3%	98.1%	97.4%	97.6%	96.7%
Data Center Shells
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,869	96.2%	95.9%	96.4%	95.8%	95.8%
Other	6	1,988	76.2%	74.7%	72.7%	73.4%	73.1%
Total Same Property	198	23,857	94.5%	94.1%	94.4%	93.9%	93.9%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	2Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Same Property real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$80,405	$83,584	$78,371	$79,803	$77,448	$163,989	$156,122
NoVA Defense/IT	22,018	23,162	21,924	22,084	20,600	45,180	42,026
Lackland Air Force Base	16,734	16,416	18,098	16,879	16,447	33,150	32,858
Navy Support	8,258	7,960	8,095	8,067	8,240	16,218	16,467
Redstone Arsenal	17,573	15,096	15,876	17,127	16,078	32,669	32,489
Data Center Shells-Consolidated	8,996	9,304	9,044	9,033	9,600	18,300	18,057
Total Defense/IT Portfolio	153,984	155,522	151,408	152,993	148,413	309,506	298,019
Other	16,291	15,675	14,506	15,368	14,742	31,966	29,235
Same Property real estate revenues	$170,275	$171,197	$165,914	$168,361	$163,155	$341,472	$327,254

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$54,111	$52,167	$51,773	$51,958	$53,050	$106,278	$103,439
NoVA Defense/IT	13,160	13,072	13,309	12,832	11,670	26,232	23,834
Lackland Air Force Base	7,638	7,607	7,740	7,724	7,650	15,245	15,373
Navy Support	4,403	3,794	4,292	3,984	4,607	8,197	9,207
Redstone Arsenal	11,725	9,180	9,995	10,964	10,452	20,905	21,206
Data Center Shells
Consolidated properties	7,527	7,488	7,508	7,514	7,509	15,015	15,018
COPT Defense’s share of unconsolidated real estate JVs	1,870	1,889	1,898	1,844	1,735	3,759	3,475
Total Defense/IT Portfolio	100,434	95,197	96,515	96,820	96,673	195,631	191,552
Other	8,231	9,079	7,304	7,224	7,419	17,310	13,652
Same Property NOI (1)	$108,665	$104,276	$103,819	$104,044	$104,092	$212,941	$205,204
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	2Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$51,390	$49,457	$51,525	$49,748	$50,899	$100,847	$98,184
NoVA Defense/IT	12,717	12,263	13,308	13,223	12,452	24,980	25,385
Lackland Air Force Base	8,327	8,283	8,357	8,223	8,124	16,610	16,310
Navy Support	4,215	3,833	4,215	4,000	4,656	8,048	9,159
Redstone Arsenal	9,847	8,509	8,315	9,532	8,790	18,356	15,117
Data Center Shells
Consolidated properties	6,891	7,039	6,780	6,779	6,748	13,930	13,431
COPT Defense’s share of unconsolidated real estate JVs	1,651	1,628	1,611	1,565	1,481	3,279	2,958
Total Defense/IT Portfolio	95,038	91,012	94,111	93,070	93,150	186,050	180,544
Other	7,672	9,150	7,518	7,093	7,322	16,822	13,483
Same Property cash NOI (1)	$102,710	$100,162	$101,629	$100,163	$100,472	$202,872	$194,027
Percentage change in total Same Property cash NOI (1)(2)	2.2%					4.6%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	2.0%					3.0%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	2Q 2025 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 6/30/25
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	179	36	46	188	450	27	477
Expiring Square Feet	219	36	50	193	498	34	532
Vacating Square Feet	40	—	4	4	48	7	55
Retention Rate (% based upon square feet)	81.7%	100.0%	91.7%	97.8%	90.3%	80.6%	89.7%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$1.34	$4.20	$4.47	$4.26	$3.11	$2.52	$3.08
Weighted Average Lease Term in Years	4.6	3.0	3.5	9.3	6.4	3.0	6.2
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$31.05	$38.01	$39.50	$24.02	$29.53	$28.43	$29.46
Expiring Straight-line Rent	$28.45	$33.39	$34.49	$21.47	$26.54	$33.10	$26.91
Change in Straight-line Rent	9.1%	13.8%	14.5%	11.9%	11.3%	(14.1%)	9.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$31.13	$37.96	$39.37	$23.36	$29.27	$27.66	$29.18
Expiring Cash Rent	$32.68	$37.53	$38.69	$23.17	$29.70	$36.96	$30.11
Change in Cash Rent	(4.7%)	1.1%	1.8%	0.8%	(1.5%)	(25.2%)	(3.1%)
Compound Annual Growth Rate	(3.0%)	3.0%	3.3%	2.5%	0.4%	1.3%	0.5%
Average Escalations Per Year	2.5%	2.6%	2.8%	2.3%	2.4%	2.6%	2.4%
New Leases
Investment Space
Leased Square Feet	—	—	—	14	14	—	14
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$6.65	$6.65	$—	$6.65
Weighted Average Lease Term in Years	—	—	—	5.4	5.4	—	5.4
Straight-line Rent Per Square Foot	$—	$—	$—	$18.04	$18.04	$—	$18.04
Cash Rent Per Square Foot	$—	$—	$—	$19.00	$19.00	$—	$19.00
Vacant Space
Leased Square Feet	30	12	44	53	139	94	233
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$9.02	$10.82	$3.76	$7.28	$6.84	$11.41	$8.68
Weighted Average Lease Term in Years	6.0	6.5	5.9	9.9	7.5	8.6	7.9
Straight-line Rent Per Square Foot	$28.32	$34.08	$19.95	$27.16	$25.71	$34.83	$29.38
Cash Rent Per Square Foot	$27.87	$33.50	$19.73	$26.35	$25.19	$34.06	$28.76
Total Square Feet Leased	209	48	90	255	603	121	724
Average Escalations Per Year	2.7%	2.7%	3.3%	2.4%	2.5%	2.6%	2.5%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	2Q 2025 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Six Months Ended 6/30/25
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	538	36	101	213	888	27	915
Expiring Square Feet	693	41	132	217	1,083	34	1,117
Vacating Square Feet	154	6	31	4	195	7	202
Retention Rate (% based upon square feet)	77.7%	86.4%	76.5%	98.1%	82.0%	80.6%	81.9%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$1.93	$4.20	$3.68	$3.84	$2.68	$2.52	$2.67
Weighted Average Lease Term in Years	3.7	3.0	4.5	8.5	4.9	3.0	4.9
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$35.40	$38.01	$35.10	$24.68	$32.90	$28.43	$32.77
Expiring Straight-line Rent	$32.40	$33.39	$32.87	$22.15	$30.04	$33.10	$30.13
Change in Straight-line Rent	9.2%	13.8%	6.8%	11.5%	9.5%	(14.1%)	8.8%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.43	$37.96	$36.98	$24.06	$32.98	$27.66	$32.82
Expiring Cash Rent	$36.25	$37.53	$36.61	$23.85	$33.37	$36.96	$33.47
Change in Cash Rent	(2.3%)	1.1%	1.0%	0.9%	(1.2%)	(25.2%)	(2.0%)
Compound Annual Growth Rate	0.4%	3.0%	3.5%	2.5%	1.4%	1.3%	1.4%
Average Escalations Per Year	2.6%	2.6%	2.5%	2.3%	2.5%	2.6%	2.5%
New Leases
Investment Space
Leased Square Feet	48	—	—	54	103	—	103
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$9.62	$—	$—	$1.67	$5.40	$—	$5.40
Weighted Average Lease Term in Years	10.9	—	—	8.9	9.8	—	9.8
Straight-line Rent Per Square Foot	$30.62	$—	$—	$21.07	$25.55	$—	$25.55
Cash Rent Per Square Foot	$29.50	$—	$—	$21.81	$25.41	$—	$25.41
Vacant Space
Leased Square Feet	88	21	66	73	248	105	353
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$8.49	$11.59	$5.41	$6.89	$7.47	$10.83	$8.47
Weighted Average Lease Term in Years	8.3	7.2	5.2	8.3	7.4	8.3	7.6
Straight-line Rent Per Square Foot	$30.26	$33.98	$25.38	$27.11	$28.35	$34.64	$30.23
Cash Rent Per Square Foot	$28.92	$33.50	$25.55	$26.71	$27.76	$34.61	$29.81
Total Square Feet Leased	674	57	167	340	1,239	132	1,371
Average Escalations Per Year	2.7%	2.6%	2.8%	2.3%	2.6%	2.6%	2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

20	2Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 6/30/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,389	$59,358	9.4%	$42.69
NoVA Defense/IT	28	962	0.2%	34.89
Lackland Air Force Base	703	46,207	7.3%	65.76
Navy Support	59	1,271	0.2%	21.44
Redstone Arsenal	60	1,600	0.3%	26.62
2025	2,239	109,397	17.3%	48.84
Fort Meade/BW Corridor	718	29,992	4.8%	41.78
NoVA Defense/IT	91	3,164	0.5%	34.62
Lackland Air Force Base	250	13,027	2.1%	52.10
Navy Support	239	7,055	1.1%	29.51
Redstone Arsenal	114	3,067	0.5%	26.91
Data Center Shells-Unconsolidated JV Properties	446	868	0.1%	19.47
2026	1,858	57,172	9.1%	39.24
Fort Meade/BW Corridor	1,009	38,169	6.1%	37.81
NoVA Defense/IT	179	6,271	1.0%	34.93
Navy Support	258	9,380	1.5%	36.39
Redstone Arsenal	173	4,863	0.8%	28.06
Data Center Shells-Unconsolidated JV Properties	364	545	0.1%	14.96
2027	1,983	59,227	9.4%	35.75
Fort Meade/BW Corridor	2,056	76,532	12.1%	37.17
NoVA Defense/IT	423	17,614	2.8%	41.68
Navy Support	134	3,807	0.6%	28.33
Redstone Arsenal	14	405	0.1%	28.58
Data Center Shells-Unconsolidated JV Properties	515	911	0.1%	17.69
2028	3,142	99,270	15.7%	37.02
Fort Meade/BW Corridor	970	31,669	5.0%	32.62
NoVA Defense/IT	657	25,597	4.1%	38.94
Navy Support	123	3,651	0.6%	29.67
Redstone Arsenal	391	8,157	1.3%	20.75
Data Center Shells-Unconsolidated JV Properties	992	2,329	0.4%	23.49
2029	3,133	71,403	11.3%	31.83
Thereafter
Consolidated Properties	7,257	230,578	36.6%	31.01
Unconsolidated JV Properties	1,978	3,551	0.6%	17.95
Total Defense/IT Portfolio	21,590	$630,600	100.0%	$35.25

21	2Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 6/30/25 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	21,590	$630,600	89.9%	$35.25
Other
2025	55	1,777	0.3%	32.30
2026	161	5,051	0.7%	31.28
2027	88	3,947	0.6%	44.44
2028	262	16,928	2.4%	37.78
2029	157	6,566	0.9%	41.76
Thereafter	793	36,220	5.2%	45.66
Total Other	1,516	70,489	10.1%	41.81
Total Portfolio	23,106	$701,089	100.0%	$35.77
Consolidated Portfolio	18,811	$692,884
Unconsolidated JV Properties	4,295	$8,205
Note: As of 6/30/25, the weighted average lease term was 5.0 years for the total portfolio and 4.9 years for both the Defense/IT and consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/25. With regard to properties owned through unconsolidated real estate JVs, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to our ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	2Q 2025 Supplemental Information Package

COPT Defense Properties
2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 6/30/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,055	$46,399	7.4%	$43.92
NoVA Defense/IT	2	70	—%	34.66
Lackland Air Force Base	161	7,686	1.2%	47.87
Navy Support	41	789	0.1%	19.13
Redstone Arsenal	37	965	0.2%	25.78
Q3 2025	1,296	55,909	8.9%	43.08
Fort Meade/BW Corridor	334	12,959	2.1%	38.79
NoVA Defense/IT	26	891	0.1%	34.91
Lackland Air Force Base	542	38,521	6.1%	71.05
Navy Support	18	482	0.1%	26.74
Redstone Arsenal	23	635	0.1%	28.00
Q4 2025	943	53,488	8.5%	56.76

	2,239	$109,397	17.3%	$48.84
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/25.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	2Q 2025 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 6/30/25 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$250,853	35.8%	5,642	3.0
Fortune 100 Company		68,512	9.8%	6,402	7.3
General Dynamics Corporation		33,010	4.7%	674	3.3
Northrop Grumman Corporation		15,097	2.2%	519	6.3
The Boeing Company		15,067	2.1%	443	1.8
CACI International Inc		14,010	2.0%	342	3.6
Peraton Corp.		13,749	2.0%	346	4.2
Fortune 100 Company		12,054	1.7%	183	9.3
Booz Allen Hamilton, Inc.		11,178	1.6%	266	2.2
Morrison & Foerster, LLP		9,912	1.4%	102	11.8
KBR, Inc.		7,945	1.1%	287	8.5
CareFirst, Inc.		7,661	1.1%	214	11.4
Amentum Holdings, Inc.		7,582	1.1%	202	3.8
Yulista Holding, LLC		7,315	1.0%	368	4.5
AT&T Corporation		7,006	1.0%	321	4.3
Mantech International Corp.		6,868	1.0%	208	2.1
University System of Maryland		6,524	0.9%	179	4.5
Wells Fargo & Company		5,964	0.9%	138	3.5
Lockheed Martin Corporation		5,750	0.8%	194	5.1
Miles & Stockbridge, P.C.		5,534	0.8%	130	3.4
Subtotal Top 20 Tenants		511,591	73.0%	17,160	5.1
All remaining tenants		189,498	27.0%	5,946	4.7
Total / Weighted Average		$701,089	100.0%	23,106	5.0

(1)For properties owned through unconsolidated real estate JVs, includes our share of those properties’ ARR of $8.2 million (see page 33 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/25, $6.4 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

24	2Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 6/30/25 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 6/30/25	as of 6/30/25 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio
Fort Meade/BW Corridor
400 National Business Parkway (4)	Annapolis Junction, MD	138	0%	$65,100	$48,587	$13,592	2Q 25	2Q 26
Redstone Arsenal
9700 Advanced Gateway (5)	Huntsville, AL	50	100%	14,816	13,965	11,995	1Q 25	3Q 25
8500 Advanced Gateway	Huntsville, AL	150	0%	51,950	13,468	—	2Q 26	2Q 27
Subtotal / Average		200	25%	66,766	27,433	11,995
Data Center Shells
MP 3	Northern VA	225	100%	111,800	34,825	—	4Q 25	4Q 25
Southpoint Phase 2 Bldg B	Northern VA	193	100%	65,000	23,507	—	4Q 25	4Q 25
Data Center Shells Subtotal / Average		418	100%	176,800	58,332	—
Total Defense/IT Portfolio Under Development		756	62%	$308,666	$134,352	$25,587
(1)Includes properties under, or contractually committed for, development as of 6/30/25.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Cost to date placed in service includes structured parking that was operational as of 6/30/25.
(5)Although classified as under development, 36,000 square feet were operational as of 6/30/25.

25	2Q 2025 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 6/30/25
(square feet in thousands)

				Square Feet Placed in Service			Total Space Placed in Service % Leased as of 6/30/25
		Total Property
	Property Segment/Sub-Segment	% Leased as of 6/30/25	Rentable Square Feet	2025
Property and Location				1st Quarter	2nd Quarter	Total 2025
9700 Advanced Gateway Huntsville, AL	Redstone Arsenal	100%	50	10	26	36	100%
% Leased as of 6/30/25				100%	100%	100%

26	2Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 6/30/25 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development
Fort Meade/BW Corridor
National Business Park (Annapolis Junction, MD)	144	1,483
Howard County, MD	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,111
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	287	3,200
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	1,008	10,846	$204,517
Other land owned/controlled	53	1,538	9,653
Land held, net	1,061	12,384	$214,170

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 32). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

27	2Q 2025 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 6/30/25

Debt
Secured debt	0.9	4.79%	4.39%	$68,939
Unsecured debt	4.3	3.22%	3.38%	2,390,161
Total Consolidated Debt	4.2	3.26%	3.40%	$2,459,100

Fixed-rate debt (3)	4.4	2.96%	3.34%	$2,392,075
Variable-rate debt (3)	2.3	5.64%	5.62%	67,025
Total Consolidated Debt				$2,459,100

Common Equity
Common Shares				112,929
Common Units (4)				2,425
Total Common Shares and Units				115,354

Closing Common Share Price on 6/30/25				$27.58
Equity Market Capitalization (5)				$3,181,463

Total Market Capitalization (5)				$5,640,563
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $210.3 million that hedge the risk of changes in interest rates on variable-rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	1/15/25
Moody’s	Baa3	Positive	11/14/24
S&P	BBB-	Stable	4/11/25

28	2Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 6/30/25
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$120,000	Oct-26	(1)(2)	LW Redstone
					4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%	$22,025	$21,800	Mar-26	(4)
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		M Square
5.25% due 2028	5.25%	345,000	Sep-28	(5)	5825 & 5850 University Research Court (3)	3.82%	36,634	$35,603	Jun-26
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		5801 University Research Court (2)(3)	SOFR +0.10%+1.45%	10,280	$10,020	Aug-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	2,145,000			Total Secured Debt	4.79%	$68,939

Unsecured Bank Term Loan	SOFR+ 0.10%+1.30%	125,000	Jan-26	(2)(6)
Other Unsecured Debt	0.00%	161	May-26
Total Unsecured Debt	3.22%	$2,390,161

Debt Summary
Total Unsecured Debt	3.22%	$2,390,161
Total Secured Debt	4.79%	68,939
Consolidated Debt	3.26%	$2,459,100

Debt per balance sheet		$2,438,591
Net discounts and deferred financing costs		20,509
Consolidated Debt		2,459,100
COPT Defense’s share of unconsolidated JV gross debt (7)		53,750
Gross debt		$2,512,850
(1)The Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated JVs.
(4)This loan maturity may be extended by a one-year period, provided certain conditions are met.
(5)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(6)The term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

29	2Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 6/30/25 (continued)

(1)Revolving Credit Facility maturity of $120.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also includes $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Includes the effect of interest rate swaps with notional amounts totaling $210.3 million that hedge the risk of changes in interest rates on variable-rate debt.

30	2Q 2025 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 6/30/25				As of and for Three Months Ended 6/30/25
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	41.4%		Total Debt / Total Assets	< 60%	37.4%
Secured Debt / Total Assets	< 40%	1.2%		Secured Debt / Total Assets	< 40%	1.5%
Debt Service Coverage	> 1.5x	4.8x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.7x
Unencumbered Assets / Unsecured Debt	> 150%	241.3%		Unsecured Debt / Unencumbered Assets	< 60%	37.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.9x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		179
Debt per balance sheet	6	$2,438,591		% of total portfolio		88%
Total assets	6	$4,286,950		Unencumbered square feet in-service		20,922
Debt to assets		56.9%		% of total portfolio		85%
Net income	7	$40,166		NOI from unencumbered real estate operations		$109,090
Debt to net income ratio (2)		15.2	x	% of total NOI from real estate operations		97%
Interest expense	7	$20,938		Adjusted EBITDA from unencumbered real estate operations		$101,403
Net income to interest expense ratio (2)		1.9	x	% of total adjusted EBITDA from real estate operations		97%
				Unencumbered adjusted book		$5,922,350
Non-GAAP				% of total adjusted book		97%
Net debt	36	$2,489,618
Adjusted book	36	$6,124,626
Net debt to adjusted book		40.6%
Net debt adj. for fully-leased investment properties	36	$2,429,316
In-place adjusted EBITDA	11	$104,803
Net debt to in-place adjusted EBITDA ratio		5.9	x
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio		5.8	x
Denominator for debt service coverage	35	$20,437
Denominator for fixed charge coverage	35	$21,563
Adjusted EBITDA	11	$104,726
Adjusted EBITDA debt service coverage ratio		5.1	x
Adjusted EBITDA fixed charge coverage ratio		4.9	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

31	2Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 6/30/25
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Six Months Ended	Total Assets (2)
Suburban MD
M Square Associates, LLC (4 properties)	414	95.3%	95.3%	$2,102	$4,002	$92,870	$46,914	50%
Huntsville, AL
LW Redstone Company, LLC (24 properties)	2,375	96.5%	98.4%	12,304	21,914	631,843	22,025	85%	(4)
Washington, DC
Stevens Place (1 property)	188	92.2%	93.7%	2,253	3,719	141,483	—	95%
Total / Average	2,977	96.1%	97.7%	$16,659	$29,635	$866,196	$68,939

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban MD
M Square Research Park	348	$7,343	$—	50%
Huntsville, AL
Redstone Gateway (5)	3,364	116,117	—	85%	(3)
Total	3,712	$123,460	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $72.0 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

32	2Q 2025 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 6/30/25 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$34,732	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$8,205

Balance sheet information	Total	COPT Defense’s Share (3)
Operating properties, net	$927,698	$92,770
Total assets	$1,022,601	$102,260
Debt (4)	$536,435	$53,644
Total liabilities	$610,263	$61,026

	Three Months Ended		Six Months Ended
Operating information	Total	COPT Defense’s Share (3)	Total	COPT Defense’s Share (3)
Revenue	$23,056	$2,305	$46,489	$4,649
Operating expenses	(4,350)	(435)	(8,898)	(890)
NOI from real estate operations and EBITDAre (5)	18,706	1,870	37,591	3,759
Interest expense	(7,827)	(783)	(15,596)	(1,560)
Depreciation and amortization	(7,786)	(732)	(15,659)	(1,473)
Net income	$3,093	$355	$6,336	$726

NOI from real estate operations (per above) (5)	$18,706	$1,870	$37,591	$3,759
Straight line rent adjustments	(390)	(39)	(1,158)	(116)
Amortization of acquired above- and below-market rents	(1,804)	(180)	(3,642)	(364)
Cash NOI from real estate operations (5)	$16,512	$1,651	$32,791	$3,279
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $38.6 million reported in “Investment in unconsolidated real estate joint ventures” and $3.8 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Represents the portion allocable to our ownership interest.
(4)Maturities on JV debt range from 2027 (assuming exercise of two one-year extension options) to 2030.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

33	2Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Net income	$40,166	$36,228	$36,467	$37,397	$36,407	$76,394	$70,078
Construction contract and other service revenues	(12,458)	(10,259)	(12,027)	(16,662)	(20,258)	(22,717)	(46,861)
Depreciation and other amortization associated with real estate operations	39,573	39,359	38,821	38,307	38,161	78,932	76,512
Construction contract and other service expenses	11,873	9,705	11,519	16,127	19,612	21,578	45,619
General and administrative expenses	8,202	8,148	8,429	8,157	8,591	16,350	16,969
Leasing expenses	2,613	2,999	2,243	2,341	2,462	5,612	4,649
Business development expenses and land carry costs	1,096	1,009	1,171	918	979	2,105	2,161
Interest expense	20,938	20,504	20,391	20,376	20,617	41,442	41,384
Interest and other income, net	(1,223)	(1,568)	(2,331)	(3,324)	(2,884)	(2,791)	(7,006)
Gain on sales of real estate	—	(300)	—	—	—	(300)	—
Equity in income of unconsolidated entities	(355)	(371)	(217)	(85)	(26)	(726)	(95)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities (1)	1,870	1,889	1,898	1,844	1,735	3,759	3,475
Income tax expense (benefit)	117	103	(24)	130	14	220	182
NOI from real estate operations	112,412	107,446	106,340	105,526	105,410	219,858	207,067
Straight line rent adjustments and lease incentive amortization	(1,379)	(1,875)	3,437	1,017	4,213	(3,254)	7,845
Amortization of acquired above- and below-market rents	65	64	65	64	64	129	40
Amortization of intangibles and other assets to property operating expenses	—	98	146	147	146	98	293
Lease termination fees, net	(729)	(834)	(865)	(931)	(880)	(1,563)	(1,655)
Tenant funded landlord assets and lease incentives	(5,223)	(3,413)	(6,260)	(4,415)	(7,318)	(8,636)	(17,757)
Cash NOI adjustments in unconsolidated real estate JVs	(219)	(261)	(287)	(279)	(254)	(480)	(517)
Cash NOI from real estate operations	$104,927	$101,225	$102,576	$101,129	$101,381	$206,152	$195,316

NOI from real estate operations (from above)	$112,412	$107,446	$106,340	$105,526	$105,410	$219,858	$207,067
Non-Same Property NOI from real estate operations	(3,747)	(3,170)	(2,521)	(1,482)	(1,318)	(6,917)	(1,863)
Same Property NOI from real estate operations	108,665	104,276	103,819	104,044	104,092	212,941	205,204
Straight line rent adjustments and lease incentive amortization	(9)	154	5,065	(498)	182	145	4,095
Amortization of acquired above- and below-market rents	(69)	(69)	(69)	(69)	(69)	(138)	(138)
Lease termination fees, net	(728)	(834)	(864)	(931)	(881)	(1,562)	(1,656)
Tenant funded landlord assets and lease incentives	(4,929)	(3,105)	(6,035)	(2,103)	(2,598)	(8,034)	(12,962)
Cash NOI adjustments in unconsolidated real estate JVs	(220)	(260)	(287)	(280)	(254)	(480)	(516)
Same Property Cash NOI from real estate operations	$102,710	$100,162	$101,629	$100,163	$100,472	$202,872	$194,027
(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

34	2Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Real estate revenues
Lease revenue
Fixed contractual payments	$136,334	$131,691	$130,543	$129,357	$127,363	$268,025	$253,561
Variable lease payments (1)	39,264	43,617	39,222	41,192	38,256	82,881	77,491
Lease revenue	175,598	175,308	169,765	170,549	165,619	350,906	331,052
Other property revenue	1,859	2,289	1,641	2,014	1,466	4,148	2,696
Real estate revenues	$177,457	$177,597	$171,406	$172,563	$167,085	$355,054	$333,748

Provision for credit (recoveries) losses on billed lease revenue	$(280)	$903	$1,604	$25	$(24)	$623	$(133)

Total revenues	$189,915	$187,856	$183,433	$189,225	$187,343	$377,771	$380,609
Construction contract and other service revenues	(12,458)	(10,259)	(12,027)	(16,662)	(20,258)	(22,717)	(46,861)
Real estate revenues	$177,457	$177,597	$171,406	$172,563	$167,085	$355,054	$333,748

Total interest expense	$20,938	$20,504	$20,391	$20,376	$20,617	$41,442	$41,384
Less: Amortization of deferred financing costs	(657)	(667)	(671)	(671)	(681)	(1,324)	(1,366)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,060)	(1,051)	(1,041)	(1,032)	(1,023)	(2,111)	(2,037)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	759	752	872	821	808	1,511	1,612
Denominator for interest coverage	19,980	19,538	19,551	19,494	19,721	39,518	39,593
Scheduled principal amortization	457	461	455	448	662	918	1,431
Denominator for debt service coverage	20,437	19,999	20,006	19,942	20,383	40,436	41,024
Capitalized interest	1,126	927	928	712	643	2,053	1,232
Denominator for fixed charge coverage	$21,563	$20,926	$20,934	$20,654	$21,026	$42,489	$42,256

Dividends on unrestricted common and deferred shares	$34,324	$34,318	$33,167	$33,165	$33,153	$68,642	$66,296
Distributions on unrestricted common units	666	661	491	491	505	1,327	1,005
Dividends and distributions on restricted shares and units	218	236	248	247	238	454	505
Total dividends and distributions for GAAP payout ratio	35,208	35,215	33,906	33,903	33,896	70,423	67,806
Dividends and distributions on antidilutive shares and units	(194)	(237)	(250)	(249)	(241)	(407)	(507)
Dividends and distributions for non-GAAP payout ratios	$35,014	$34,978	$33,656	$33,654	$33,655	$70,016	$67,299
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

35	2Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Total assets	$4,286,950	$4,250,311	$4,254,191	$4,234,302	$4,219,338
Accumulated depreciation	1,608,032	1,572,422	1,537,293	1,502,730	1,468,595
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	225,192	227,122	228,154	227,281	226,739
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,026	61,190	61,294	61,118	60,922
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	14,407	13,616	12,817	12,014	11,199
Less: Property - operating lease liabilities	(47,372)	(48,216)	(49,240)	(33,615)	(33,818)
Less: Property - finance lease liabilities	(377)	(384)	(391)	(397)	(403)
Less: Cash and cash equivalents	(21,288)	(24,292)	(38,284)	(34,478)	(100,443)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,944)	(1,766)	(2,053)	(1,575)	(1,278)
Adjusted book	$6,124,626	$6,050,003	$6,003,781	$5,967,380	$5,850,851

Gross debt (page 29)	$2,512,850	$2,488,306	$2,468,767	$2,468,620	$2,468,901
Less: Cash and cash equivalents	(21,288)	(24,292)	(38,284)	(34,478)	(100,443)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,944)	(1,766)	(2,053)	(1,575)	(1,278)
Net debt	2,489,618	2,462,248	2,428,430	2,432,567	2,367,180
Costs incurred on fully-leased development properties	(60,302)	(27,499)	(18,774)	(70,954)	(56,646)
Costs incurred on fully-leased operating property acquisitions	—	—	(17,034)	(17,034)	—
Net debt adjusted for fully-leased investment properties	$2,429,316	$2,434,749	$2,392,622	$2,344,579	$2,310,534

36	2Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-
levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even

37	2Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and executive transition costs associated with named executive officers.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and

38	2Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service or acquired as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased investment properties
Defined as Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

39	2Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

40	2Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Includes vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/24.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

41	2Q 2025 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Second Quarter 2025 Results
_______________________________________________________________

EPS of $0.34
FFO per Share, as Adjusted for Comparability, of $0.68
6.3% FFO per Share Growth Year-over-Year
2-cents above the Midpoint of Guidance

Increased Midpoint of 2025 FFO per Share Guidance by 1-cent to $2.67
Implies 3.9% FFO per Share Growth for the Year

Same Property Cash NOI Increased 2.2% in 2Q25 and 4.6% Year-to-Date
Increased Midpoint of 2025 Guidance for the Year by 50 basis points to 3.25%

Continued Strong Occupancy and Leased Levels
Total Portfolio 94.0% Occupied and 95.6% Leased
Defense/IT Portfolio 95.6% Occupied and 96.8% Leased
_______________________________________________________________

Strong Leasing in 1H25; On Track to Exceed Initial 2025 Goals
Total Leasing in 2Q25 and 1H25 of 724,000 SF and 1.4 million SF, respectively

Vacancy Leasing in 2Q25 and 1H25 of 233,000 SF and 353,000 SF, respectively
Increased Annual Target to 450,000 SF from 400,000 SF

Tenant Retention in 2Q25 and 1H25 of 90% and 82%, respectively
Increased Midpoint of 2025 Guidance by 250 basis points to 82.5%

Investment Leasing in 2Q25 and 1H25 of 14,000 SF and 103,000 SF, respectively
_____________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) July 28, 2025 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the second quarter ended June 30, 2025.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which concentrates our portfolio near priority U.S. defense installations, continued to generate strong results during the second quarter. FFO per share exceeded the midpoint of our guidance range by $0.02. Based on this outperformance, and our forecast for the remainder of the year, we increased the midpoint of 2025 FFO per share guidance by $0.01 to $2.67, which implies nearly 4% year-over-year growth.

We are exceeding our plan in several areas and raised 2025 guidance on multiple key metrics. We increased the midpoint of 2025 guidance for same property cash NOI growth by 50 basis points to 3.25%, and tenant retention by 250 basis points to 82.5%. Based on our excellent leasing activity, we raised our target for vacancy leasing by 12.5% from 400,000 square feet to 450,000 square feet, with 353,000 square feet signed in the first half of the year, and a strong pipeline of deals in advanced negotiations.

Our favorable business outlook is further supported by continued growth in defense spending as the One Big Beautiful Bill Act, which was signed into law on July 4, 2025, adds $150 billion to defense spending over the next few years, with $113 billion allocated to FY 2026. Combining this allocation with the President’s FY 2026 budget request, this amounts to nearly $950 billion and represents a 13% year-over-year increase, with additional funding directed towards the priority missions we support including cybersecurity, intelligence, surveillance and reconnaissance, missile defense, unmanned autonomous vehicles, and naval fleet and aviation activity, among others. We expect this increase in defense spending will continue to support our strong vacancy leasing volumes and external growth through development and drive earnings growth and shareholder value. Looking forward, we continue to anticipate compound annual FFO per share growth of roughly 4% between 2023 to 2026.”

Financial Highlights

2nd Quarter Financial Results:
>Diluted earnings per share (“EPS”) was $0.34 for the quarter ended June 30, 2025, compared to $0.31 for the quarter ended June 30, 2024.

>Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.68 for the quarter ended June 30, 2025, compared to $0.64 for the quarter ended June 30, 2024.

Operating Performance Highlights

Operating Portfolio Summary:
>At June 30, 2025, the Company’s 24.6 million square foot total portfolio was 94.0% occupied and 95.6% leased, which includes the 22.6 million square foot Defense/IT Portfolio that was 95.6% occupied and 96.8% leased.

>During the quarter ended June 30, 2025, the Company placed into service 26,000 square feet of development that was 100% leased.

Same Property Performance:
>At June 30, 2025, the Company’s 23.9 million square foot Same Property portfolio was 94.5% occupied and 95.7% leased.

>The Company’s Same Property cash NOI increased 2.2% in the quarter ended June 30, 2025, compared to the same period in 2024.

Leasing:
>Total Square Feet Leased: For the quarter ended June 30, 2025, the Company leased 724,000 square feet, including 477,000 square feet of renewals, 233,000 square feet of vacancy leasing, and 14,000 square feet of investment leasing. For the six months ended June 30, 2025, the Company executed 1.4 million square feet of total leasing, including 915,000 square feet of renewals, 353,000 square feet of vacancy leasing, and 103,000 square feet of investment leasing.

>Tenant Retention Rates: During the quarter ended June 30, 2025, the Company renewed 89.7% of expiring square feet in its total portfolio. During the six months ended June 30, 2025, the Company renewed 81.9% of expiring square feet in its total portfolio.

>Rent Spreads and Average Escalations on Renewing Leases: For the quarter and six months ended June 30, 2025, straight-line rents on renewals increased 9.5% and 8.8%, respectively, and cash rents on renewed space decreased 3.1% and 2.0%, respectively, while annual escalations on renewing leases averaged 2.4% and 2.5%, respectively.

>Lease Terms: In the quarter ended June 30, 2025, lease terms averaged 6.2 years on renewing leases, 7.9 years on vacancy leasing, and 5.4 years on investment leasing. For the six months ended June 30, 2025, lease terms averaged 4.9 years on renewing leases, 7.6 years on vacancy leasing, and 9.8 years on investment leasing.

Investment Activity Highlights
>Development Pipeline: The Company’s development pipeline consists of five properties totaling 756,000 square feet that were 62% leased as of June 30, 2025. These projects represent a total estimated investment of $309 million, of which $134 million was spent as of June 30, 2025.

Balance Sheet and Capital Transaction Highlights
>For the quarter ended June 30, 2025, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.9x.

>At June 30, 2025, the Company’s net debt to in-place adjusted EBITDA ratio was 5.9x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.8x.

>At June 30, 2025, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.4% with a weighted average maturity of 4.2 years, and 97% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2025 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2025 Guidance
Management is revising and increasing the midpoint of its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability of $1.28-$1.34 and $2.63-$2.69, respectively, to new ranges of $1.30-$1.34 and $2.65-$2.69, respectively. Management is establishing third quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.32-$0.34 and $0.66-$0.68, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability, are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending September 30, 2025		Year Ending December 31, 2025
	Low	High	Low	High
Diluted EPS	$0.32	$0.34	$1.30	$1.34
Real estate-related depreciation and amortization	0.34	0.34	1.35	1.35
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.66	$0.68	$2.65	$2.69

The Company detailed its initial full year guidance, with supporting assumptions, in a separate press release issued February 6, 2025; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss second quarter 2025 results on its conference call tomorrow, details of which are listed below:

Conference Call Date: Tuesday, July 29, 2025
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register-conf.media-server.com/register/BI89e5bfa081c749b38c8796f648dd9c1c
The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of June 30, 2025, the Company’s Defense/IT

Portfolio of 198 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.6 million square feet and was 96.8% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Lease revenue	$175,598	$165,619	$350,906	$331,052
Other property revenue	1,859	1,466	4,148	2,696
Construction contract and other service revenues	12,458	20,258	22,717	46,861
Total revenues	189,915	187,343	377,771	380,609
Operating expenses
Property operating expenses	66,915	63,410	138,955	130,156
Depreciation and amortization associated with real estate operations	39,573	38,161	78,932	76,512
Construction contract and other service expenses	11,873	19,612	21,578	45,619
General and administrative expenses	8,202	8,591	16,350	16,969
Leasing expenses	2,613	2,462	5,612	4,649
Business development expenses and land carry costs	1,096	979	2,105	2,161
Total operating expenses	130,272	133,215	263,532	276,066
Interest expense	(20,938)	(20,617)	(41,442)	(41,384)
Interest and other income, net	1,223	2,884	2,791	7,006
Gain on sales of real estate	—	—	300	—
Income before equity in income of unconsolidated entities and income taxes	39,928	36,395	75,888	70,165
Equity in income of unconsolidated entities	355	26	726	95
Income tax expense	(117)	(14)	(220)	(182)
Net income	40,166	36,407	76,394	70,078
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(846)	(694)	(1,572)	(1,302)
Other consolidated entities	(973)	(599)	(1,735)	(1,053)
Net income attributable to common shareholders	$38,347	$35,114	$73,087	$67,723

Earnings per share (“EPS”) computation
Numerator for diluted EPS
Net income attributable to common shareholders	$38,347	$35,114	$73,087	$67,723
Amount allocable to share-based compensation awards	(112)	(92)	(229)	(215)
Numerator for diluted EPS	$38,235	$35,022	$72,858	$67,508
Denominator
Weighted average common shares - basic	112,459	112,293	112,421	112,261
Dilutive effect of share-based compensation awards	765	492	744	501
Weighted average common shares - diluted	113,224	112,785	113,165	112,762
Diluted EPS	$0.34	$0.31	$0.64	$0.60

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$40,166	$36,407	$76,394	$70,078
Real estate-related depreciation and amortization	39,573	38,161	78,932	76,512
Gain on sales of real estate	—	—	(300)	—
Depreciation and amortization on unconsolidated real estate JVs	732	778	1,473	1,555
Funds from operations (“FFO”)	80,471	75,346	156,499	148,145
FFO allocable to other noncontrolling interests	(1,382)	(984)	(2,540)	(1,820)
Basic FFO allocable to share-based compensation awards	(550)	(599)	(1,080)	(1,186)
Basic FFO available to common share and common unit holders (“Basic FFO”)	78,539	73,763	152,879	145,139
Redeemable noncontrolling interest	—	471	—	940
Diluted FFO adjustments allocable to share-based compensation awards	96	46	201	94
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	78,635	74,280	153,080	146,173
Executive transition costs	—	81	—	158
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)	—	(1)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	78,635	74,360	153,080	146,330
Straight line rent adjustments and lease incentive amortization	(1,836)	3,788	(3,535)	7,261
Amortization of intangibles and other assets included in net operating income (“NOI”)	64	211	226	333
Share-based compensation, net of amounts capitalized	2,924	2,564	5,778	5,209
Amortization of deferred financing costs	657	681	1,324	1,366
Amortization of net debt discounts, net of amounts capitalized	1,060	1,023	2,111	2,037
Replacement capital expenditures	(23,919)	(21,250)	(45,383)	(42,026)
Other	75	58	156	195
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$57,660	$61,435	$113,757	$120,705
Diluted FFO per share	$0.68	$0.64	$1.33	$1.27
Diluted FFO per share, as adjusted for comparability	$0.68	$0.64	$1.33	$1.27
Dividends/distributions per common share/unit	$0.305	$0.295	$0.61	$0.59

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	June 30, 2025	December 31, 2024
Balance Sheet Data
Properties, net of accumulated depreciation	$3,682,556	$3,630,526
Total assets	$4,286,950	$4,254,191
Debt per balance sheet	$2,438,591	$2,391,755
Total liabilities	$2,717,951	$2,693,624
Redeemable noncontrolling interest	$23,258	$23,974
Total equity	$1,545,741	$1,536,593
Debt to assets	56.9%	56.2%
Net debt to adjusted book	40.6%	40.4%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	198	197
Total operational square feet (in thousands)	22,583	22,549
% Occupied	95.6%	95.4%
% Leased	96.8%	96.7%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2025		2024		2025		2024
GAAP
Payout ratio
Net income	87.7%		93.1%		92.2%		96.8%
Debt ratios
Net income to interest expense ratio	1.9	x	1.8	x	1.8	x	1.7	x
Debt to net income ratio	15.2	x	16.4	x	N/A		N/A
Non-GAAP
Payout ratios
Diluted FFO	44.5%		45.3%		45.7%		46.0%
Diluted FFO, as adjusted for comparability	44.5%		45.3%		45.7%		46.0%
Diluted AFFO	60.7%		54.8%		61.5%		55.8%
Debt ratios
Adjusted EBITDA fixed charge coverage ratio	4.9	x	4.7	x	4.8	x	4.6	x
Net debt to in-place adjusted EBITDA ratio	5.9	x	6.0	x	N/A		N/A
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio	5.8	x	5.9	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	113,224		112,785		113,165		112,762
Weighted average common units	2,177		1,703		2,113		1,664
Redeemable noncontrolling interest	—		926		—		937
Denominator for diluted FFO per share and as adjusted for comparability	115,401		115,414		115,278		115,363

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$34,324	$33,153	$68,642	$66,296
Distributions on unrestricted common units	666	505	1,327	1,005
Dividends and distributions on restricted shares and units	218	238	454	505
Total dividends and distributions for GAAP payout ratio	35,208	33,896	70,423	67,806
Dividends and distributions on antidilutive shares and units	(194)	(241)	(407)	(507)
Dividends and distributions for non-GAAP payout ratios	$35,014	$33,655	$70,016	$67,299

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$40,166	$36,407	$76,394	$70,078
Interest expense	20,938	20,617	41,442	41,384
Income tax expense	117	14	220	182
Real estate-related depreciation and amortization	39,573	38,161	78,932	76,512
Other depreciation and amortization	468	564	1,010	1,172
Gain on sales of real estate	—	—	(300)	—
Adjustments from unconsolidated real estate JVs	1,515	1,709	3,033	3,380
EBITDAre	102,777	97,472	200,731	192,708
Credit loss expense	1,187	436	1,702	458
Business development expenses	741	603	1,334	1,233
Executive transition costs	21	81	78	511
Net gain on other investments	—	—	—	(477)
Adjusted EBITDA	104,726	98,592	$203,845	$194,433
Pro forma NOI adjustment for property changes within period	57	—
Change in collectability of deferred rental revenue	20	27
In-place adjusted EBITDA	$104,803	$98,619

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$15,293	$15,045	$29,051	$27,821
Building improvements	5,641	5,705	7,513	10,658
Leasing costs	4,929	3,110	8,390	6,700
Net (exclusions from) additions to tenant improvements and incentives	(241)	(1,040)	3,297	(724)
Excluded building improvements	(1,703)	(1,570)	(1,904)	(2,388)
Excluded leasing costs	—	—	(964)	(41)
Replacement capital expenditures	$23,919	$21,250	$45,383	$42,026

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$20,938	$20,617	$41,442	$41,384
Less: Amortization of deferred financing costs	(657)	(681)	(1,324)	(1,366)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,060)	(1,023)	(2,111)	(2,037)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	759	808	1,511	1,612
Scheduled principal amortization	457	662	918	1,431
Capitalized interest	1,126	643	2,053	1,232
Denominator for fixed charge coverage-Adjusted EBITDA	$21,563	$21,026	$42,489	$42,256

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income	$40,166	$36,407	$76,394	$70,078
Construction contract and other service revenues	(12,458)	(20,258)	(22,717)	(46,861)
Depreciation and other amortization associated with real estate operations	39,573	38,161	78,932	76,512
Construction contract and other service expenses	11,873	19,612	21,578	45,619
General and administrative expenses	8,202	8,591	16,350	16,969
Leasing expenses	2,613	2,462	5,612	4,649
Business development expenses and land carry costs	1,096	979	2,105	2,161
Interest expense	20,938	20,617	41,442	41,384
Interest and other income, net	(1,223)	(2,884)	(2,791)	(7,006)
Gain on sales of real estate	—	—	(300)	—
Equity in income of unconsolidated entities	(355)	(26)	(726)	(95)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	1,870	1,735	3,759	3,475
Income tax expense	117	14	220	182
NOI from real estate operations	112,412	105,410	219,858	207,067
Non-Same Property NOI from real estate operations	(3,747)	(1,318)	(6,917)	(1,863)
Same Property NOI from real estate operations	108,665	104,092	212,941	205,204
Straight line rent adjustments and lease incentive amortization	(9)	182	145	4,095
Amortization of acquired above- and below-market rents	(69)	(69)	(138)	(138)
Lease termination fees, net	(728)	(881)	(1,562)	(1,656)
Tenant funded landlord assets and lease incentives	(4,929)	(2,598)	(8,034)	(12,962)
Cash NOI adjustments in unconsolidated real estate JVs	(220)	(254)	(480)	(516)
Same Property Cash NOI from real estate operations	$102,710	$100,472	$202,872	$194,027
x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Reconciliation of total assets to adjusted book
Total assets	$4,286,950	$4,254,191
Accumulated depreciation	1,608,032	1,537,293
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	225,192	228,154
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,026	61,294
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	14,407	12,817
Less: Property - operating lease liabilities	(47,372)	(49,240)
Less: Property - finance lease liabilities	(377)	(391)
Less: Cash and cash equivalents	(21,288)	(38,284)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,944)	(2,053)
Adjusted book	$6,124,626	$6,003,781

	June 30, 2025	December 31, 2024	June 30, 2024
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,438,591	$2,391,755	$2,389,925
Net discounts and deferred financing costs	20,509	23,262	25,995
COPT Defense’s share of unconsolidated JV gross debt	53,750	53,750	52,981
Gross debt	2,512,850	2,468,767	2,468,901
Less: Cash and cash equivalents	(21,288)	(38,284)	(100,443)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,944)	(2,053)	(1,278)
Net debt	2,489,618	2,428,430	2,367,180
Costs incurred on fully-leased development properties	(60,302)	(18,774)	(56,646)
Costs incurred on fully-leased operating property acquisitions	—	(17,034)	—
Net debt adjusted for fully-leased investment properties	$2,429,316	$2,392,622	$2,310,534

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

CDP
LISTED
NYSE

COPT DEFENSE
PROPERTIES